Exhibit 25.1
FORM T-1
UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |__|

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

Quicksilver Resources Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2756163 (I.R.S. employer identification no.)

777 West Rosedale Street Fort Worth, Texas (Address of principal executive offices)	76104 (Zip Code)

1. General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
     Yes.
2. Affiliations with Obligor.
     If the obligor is an affiliate of the trustee, describe each such affiliation.
     None.
3-15. Not applicable.
16. List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 22nd day of May, 2008.

THE BANK OF NEW YORK TRUST
COMPANY, N.A.

By:	/s/ Brian Echausse

Name: Brian Echausse
Title: Trust Officer

Exhibit 7 to Form T-1
REPORT OF CONDITION
Consolidating domestic subsidiaries of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
     In the state of CA at the close of business on December 31, 2007 Published in response to call made by (Enter additional information below)
Statement of Resources and Liabilities

Dollar Amounts in Thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$14,687
Interest-bearing balances	0
Securities:
Held-to-maturity securities	43
Available-for-sale securities	216,332
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	23,800
Securities purchased under agreements to resell	89,400
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading Assets	0
Premises and fixed assets (including capitalized leases)	12,676
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Intangible assets:
Goodwill	871,685
Other Intangible assets.	300,982
Other assets	152,943
Total Assets	$1,682,548

REPORT OF CONDITION (Continued)

Dollar Amounts in Thousands

LIABILITIES

Deposits:
In domestic offices	$1,628
Noninterest-bearing	1,628
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	193,691
Subordinated notes and debentures	0
Other liabilities	161,803
TOTAL LIABILITIES	$357,122
Minority Interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	$0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	202,154
Accumulated other comprehensive income	752
Other equity capital components	0
Total equity capital	$1,325,426
Total liabilities, minority interest, and equity capital	$1,682,548
I, Karen Bayz, Vice President of the above named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/s/ Karen Bayz Karen Bayz, Vice President
We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

/s/ Michael K. Kugman Michael K. Kugman, President

/s/ Frank Sulzberger Frank Sulzberger, MD

/s/ William D. Lindelof William D. Lindelof, VP